UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2012

Medley capital corporation

(Exact name of registrant as specified in its charter)

Delaware	1-35040	27-4576073
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

375 Park Avenue, 33rd Floor
New York, NY 10152
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Additional Commitments for Revolving Facility

On January 31, 2011, Medley Capital Corporation (the “Company”) entered into an Incremental Assumption Agreement with MOF I BDC LLC (the “Subsidiary Guarantor”), ING Capital LLC, as administrative agent (the “Administrative Agent”), and Barclays Bank PLC, as lender (“Barclays Bank”), whereby Barclays Bank agreed to provide a commitment of $20 million, pursuant to the Senior Secured Revolving Credit Agreement, dated as of August 4, 2011 (the “Credit Agreement”), among the Company, the Administrative Agent and certain lenders party thereto from time to time. On January 31, 2011, the Company also entered into an Incremental Assumption Agreement with the Subsidiary Guarantor, the Administrative Agent and ING Capital LLC, as lender (“ING Capital”), whereby ING Capital agreed to provide an additional commitment of $5 million, pursuant to the Credit Agreement. The Credit Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 9, 2011.

On February 3, 2012, the Company also issued a press release regarding the additional commitments, which is attached hereto as Exhibit 99.1, and incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits.

 .

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated February 3, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY CAPITAL CORPORATION

Date: February 3, 2012	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 3, 2012